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                                                                    EXHIBIT 99.2


Robertson Stephens
A FleetBoston Financial Company



                 CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.



We hereby consent to the inclusion of and reference to our opinion dated February 15, 2000 to the Board of Directors of OnHealth Network Company ("OnHealth") in the Registration Statement on Form S-4 (the "Registration Statement") of Healtheon/WebMD Corporation ("Healtheon/WebMD"), covering common stock of Healtheon/WebMD to be issued in connection with the proposed business combination involving Healtheon/WebMD and OnHealth. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                        FleetBoston Robertson Stephens Inc.


                                        /s/ FLEETBOSTON ROBERTSON STEPHENS INC.
                                        ---------------------------------------
                                        San Francisco, California
                                        July 27, 2000


555 California Street  Suite 2600  San Francisco, California 84104  415.781.9700

               Investment Bankers  Member of all major exchanges
                      FleetBoston Robertson Stephens Inc.